UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Prosperity Bancshares, Inc.

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Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2009

Shareholders of Prosperity Bancshares, Inc.:

The 2009 Annual Meeting of Shareholders (the “Meeting”) of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 21, 2009, beginning at 10:00 a.m. (local time), for the following purposes:

1. To elect three (3) directors of Class II and one director of Class III to serve on the Board of Directors of the Company until the Company’s 2012 and 2010 annual meeting of shareholders, respectively, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 12, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

David Zalman
Chairman of the Board

March 20, 2009

Houston, Texas

Your Vote is Important.

You are cordially invited and urged to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card and promptly mail it in the enclosed envelope. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting. If you attend the Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

PROSPERITY BANCSHARES, INC.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

PROXY STATEMENT

FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 21, 2009

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2009

Pursuant to rules promulgated by the Securities and Exchange Commission, Prosperity Bancshares, Inc. (the “Company”) is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the following information at https://www.sendd.com/ezproxy/?project_id=196, which does not have “cookies” that identify visitors to the site:

•	Notice of 2009 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2009;

•	Proxy Statement for 2009 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2009;

•	Form of Proxy; and

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2009 Annual Meeting of Shareholders of the Company to be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas, on Tuesday, April 21, 2009, beginning at 10:00 a.m. (local time), and any adjournments thereof (the “Meeting”) for the purposes set forth in this Proxy Statement and the accompanying Notice of 2009 Annual Meeting of Shareholders. This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about March 20, 2009.

Voting of Proxies

Shares of the Company’s common stock, $1.00 par value (“Common Stock”), represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions indicated on the proxy. If no instructions are specified on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy will be voted with respect thereto in accordance with the judgment of the persons designated as proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is voted at the Meeting by:

•	delivering to the Secretary of the Company a written notice of revocation;

•	submitting to the Secretary of the Company a duly executed proxy bearing a later date; or

•	attending the Meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027, (281) 269-7199, Attention: Denise Urbanovsky, Secretary. Any shareholder who holds shares in street name with a bank or broker must contact that bank or broker if he or she wishes to revoke his or her proxy.

Solicitation of Proxies

This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. Proxies will be solicited through the mail and, if deemed advisable, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Common Stock.

Annual Report

The Company’s Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on March 12, 2009 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. On that date there were 46,091,297 shares of Common Stock outstanding, which is the only outstanding class of voting securities of the Company. The holders of at least a majority of the outstanding shares of Common Stock must be represented at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or nominee that are voted on any matter will be included in determining whether a quorum exists. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company.

Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the three Class II nominees and one Class III nominee receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the independent registered public accounting firm. Any abstentions will have the effect of a vote against the matter. However, broker non-votes will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

Item 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board currently consists of twelve directors. In accordance with the Company’s Bylaws, members of the Board are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class II directors expires at the Meeting. The terms of the Class III and Class I directors, other than Mr. Zouzalik, expire at the annual meeting of shareholders in 2010 and 2011, respectively. Mr. Zouzalik was appointed to fill a vacancy in July 2008, and in accordance with the Company’s Bylaws, his term expires at the Meeting regardless of the class in which he serves.

The Nominating Committee has recommended to the Board of Directors, and the Board of Directors has approved the nomination of James A. Bouligny, Robert Steelhammer and H.E. Timanus, Jr. to fill three of the four expiring Class II director positions. S. Reed Morian, who currently serves as a Class II director, is retiring from the Board effective at the Meeting and the Nominating Committee has decided not to fill this vacancy at the Meeting. Messrs. Bouligny, Steelhammer and Timanus are each currently serving as Class II directors. The three Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2012. In addition, the Nominating Committee has recommended to the Board, and the Board has approved the nomination of Ervan E. Zouzalik to serve as a Class III director. Mr. Zouzalik was appointed to serve as a Class III director to fill the vacancy created by the retirement of Tracy T. Rudolph on July 15, 2008, and, if elected at the Meeting, will serve as a Class III director until the annual meeting of shareholders in 2010. Accordingly, if the three nominees for Class II director and one nominee for Class III director are elected at the Meeting, the composition of the Board will be four Class I directors, three Class II directors and four Class III directors, with one vacancy in Class II.

The three Class II nominees and one Class III nominee receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if the remaining directors constitute less than a quorum of the full Board. In accordance with the Company’s Bylaws, a director appointed to fill a vacancy will be appointed to serve until the next annual meeting held for the election of directors, regardless of whether the class of director in which he serves is to be elected at such annual meeting.

Nominees for Election

The following table sets forth the name, age and positions with the Company and Prosperity Bank (the “Bank”) for each nominee for election as a director of the Company:

Name	Age	Positions with the Company and the Bank
James A. Bouligny	73	Class II Director of the Company

Robert Steelhammer	68	Class II Director of the Company

H.E. Timanus, Jr.	64	Class II Director and Vice Chairman of the Company; Director, Chairman of the Board and Chief Operating Officer of the Bank

Ervan E. Zouzalik	72	Class III Director of the Company

James A. Bouligny. Mr. Bouligny has been a director of the Company since 1991. Mr. Bouligny was a named partner in the El Campo law firm of Duckett, Bouligny & Collins, LLP prior to 2007 and is currently Of Counsel to the firm. Mr. Bouligny received a Bachelor of Business Administration degree and a Juris Doctor degree from the University of Texas. Mr. Bouligny’s civic activities include a 24-year tenure as a member of the Board of Trustees of Wharton County Junior College and a 17-year tenure as City Attorney for El Campo, Texas. He is currently a member of the MG and Lillie Johnson Foundation, and a trustee of the St. Philip Catholic School Endowment.

Robert Steelhammer. Mr. Steelhammer has been a director of the Company since its inception. Mr. Steelhammer has been a name partner with Steelhammer & Miller, P.C. in Houston for more than the past five years. He received a Bachelor of Science degree from the University of Texas and a Juris Doctor degree from South Texas College of Law. He is a member of the State Bar of Texas, a registered professional engineer for the State of Texas and a member of the American Institute of Chemical Engineers.

H. E. Timanus, Jr. Mr. Timanus has been a director of the Company and the Bank since 2001. He has served as Chief Operating Officer of the Bank since 2001 and was named Chairman of the Board of the Bank in 2005. Mr. Timanus became an Executive Vice President and the Chief Operating Officer of the Company in 2001 and served in that capacity until 2006 when he became Vice Chairman of the Company. Prior to this, from 1986 to 2001, Mr. Timanus served as President and Chief Executive Officer of Commercial Bancshares, Inc. and from 1988 to 2001, he served as Chief Executive Officer and Chairman of Heritage Bank. Mr. Timanus also serves as a director of Financial Federal Corporation, a financial services company listed on the New York Stock Exchange. Mr. Timanus was born in Houston, Texas.

Ervan E. Zouzalik. Mr. Zouzalik has been a director of the Company since July 2008 and served as a director of the Bank from February 2007 until July 2008. Prior to the merger of Texas United Bancshares, Inc. into the Company in February 2007, Mr. Zouzalik served as Chairman of the Board of Texas United Bancshares, Inc. since 1998 and as Chairman of the Board of State Bank since 2002. He served as President and Chief Executive Officer of Central Texas Bank (formerly Flatonia State Bank), a subsidiary of Texas United Bancshares, and as a director of Central Texas Bank and its predecessor, Flatonia State Bank, from 1986 until 2002. Additionally, Mr. Zouzalik served as a director of Gateway Bank prior to its acquisition by Texas United Bancshares in 2004. Prior to joining Flatonia State Bank, Mr. Zouzalik served for twenty-four years in the U.S. Army, retiring as a Colonel. He holds a Bachelor of Science in Industrial Education and a Bachelor of Arts in Journalism from Texas A&M University and completed his MBA at the University of Texas in 1969.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company’s Class I and Class III directors, other than Mr. Zouzalik, whose terms of office do not expire at the Meeting, and the executive officers of the Company who are not also directors:

Name	Age	Positions with the Company and Bank
Directors:

William H. Fagan, M.D.	79	Class I Director of the Company

Leah Henderson	42	Class III Director of the Company

Ned S. Holmes	64	Class III Director of the Company; Advisory Director of the Bank

Perry Mueller, Jr., D.D.S.	75	Class I Director of the Company; Advisory Director of the Bank

James D. Rollins III	50	Class I Director, President and Chief Operating Officer of the Company; Director and President of the Bank

Harrison Stafford II	67	Class I Director of the Company

David Zalman	52	Class III Director, Chairman of the Board and Chief Executive Officer of the Company; Director, Senior Chairman of the Board and Chief Executive Officer of the Bank

Executive officers who are not also directors:

Peter Fisher	62	General Counsel of the Company; Director, Vice Chairman and General Counsel of the Bank

David Hollaway	53	Chief Financial Officer of the Company; Executive Vice President and Chief Financial Officer of the Bank

William H. Fagan, M.D. Dr. Fagan was appointed a director of the Company in September 2002. Dr. Fagan is an investor who had served as a director of Paradigm Bancorporation, Inc. from 1996 until its merger with the Company on September 1, 2002. He served on the board of Paradigm Bank Texas since its formation in 1980. From 1965 to 1980, Dr. Fagan served on the board of directors of Channelview State Bank, which later changed its name to Prime Bank.

Leah Henderson. Ms. Henderson became a director of the Company on April 17, 2007 and has served as a member of the Compensation Committee since that time and was elected Chairman of the Compensation Committee in 2008. Prior to being appointed to the Board of the Company, she served as a director of the Bank since 2002. Prior to serving on the Board of the Bank, she was a director of Paradigm Bancorporation, Inc. and its member bank, Paradigm Bank Texas. Ms. Henderson currently serves as Executive Vice President of Sales for PULSE EFT Association LP, a Discover Financial Services LLC company and operator of the PULSE electronic funds network, where she has been part of the executive management team for over five years. Ms. Henderson received a Bachelor of Business Administration from Stephen F. Austin State University.

Ned S. Holmes. Mr. Holmes became Chairman of the Board of the Company on February 23, 2001 and served in that capacity until April, 2006. Prior to the merger of Commercial Bancshares, Inc. into the Company, he served as Chairman of the Board of Commercial Bancshares since 1991 and as a director of Commercial

Bancshares since 1979. Mr. Holmes was born in Houston, Texas and served as the President of Commercial Bancshares from 1979 to 1986. In 1991, Mr. Holmes was named Senior Chairman of the Board of Heritage Bank. From 1980 through December 31, 2005, Mr. Holmes served as Chairman of the Board and President of Parkway Investments/Texas, Inc. and managed his Houston-based real estate assets, the San Diego Princess Hotel and other special real estate projects. Mr. Holmes is affiliated with NH-5, Inc. and Ned S. Holmes Investments, Inc. Mr. Holmes is the Chairman Emeritus of The Port of Houston Authority and the Greater Houston Partnership. Mr. Holmes also serves as a director of the Memorial Hermann Hospital System, Baylor College of Medicine, M.D. Anderson Hospital and Houston Baptist University. He was appointed to the Texas Transportation Commission in January, 2007. Mr. Holmes also serves as Chairman of the Transportation Transformation Group.

Perry Mueller, Jr., D.D.S. Dr. Mueller was appointed a director of the Company in November 2001. Dr. Mueller, a dentist, has been in private practice in Lake Jackson, Texas for over 49 years. He completed his pre-dental education from the University of Texas and graduated with honors from the University of Texas Dental Branch in the Texas Medical Center. He was one of the original founders of First National Bank in Lake Jackson, Texas and served as Vice Chairman of the Board of that bank from 1963 until 2002. Dr. Mueller was a founder of the Brazosport Day Care Center, a life member of Optimist International, a past officer of the Kiwanis Club and Rotary International and has served as a dental missionary in Haiti, Africa, Mexico and South Korea. Dr. Mueller’s interest in banking goes back to his father being in the banking industry for approximately 65 years before retiring. Mr. Mueller is the father-in-law of David Zalman.

James D. Rollins III. Mr. Rollins, who joined the Bank in 1994, was appointed President and Chief Operating Officer of the Company in April 2006. He became a director of the Company in October 2006. He previously served as a Senior Vice President of the Company from 2001 until 2006. He was appointed President of the Bank in 2005. He also served as Vice Chairman of the Bank from 2004 thru 2007. He previously served as Executive Vice President of the Bank from 2002 to 2004 and President of the Matagorda Banking Centers of the Bank from 1994 to 2002. From 1983 to 1994, Mr. Rollins worked for First State Bank and Trust Company in Port Lavaca and Bay City, Texas. Mr. Rollins received a Bachelor of Business Administration from the University of Texas at Austin and is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University.

Harrison Stafford II. Judge Stafford became a director of the Company in April 2000. He has served as the County Judge for Jackson County, Texas since January 1991. He also served as Jackson County Auditor from 1972 to 1990. Judge Stafford currently serves as Director of the Jackson County United Way, Director of the Jackson County 100 Club, Chairman of the Lavaca Regional Water Planning Group, Director of the Gulf Bend MHMR and Treasurer of the Texana Museum and Library Association.

David Zalman. Mr. Zalman joined the Bank as President in 1986, became Chairman of the Board and Chief Executive Officer in 2001 and Senior Chairman and Chief Executive Officer in 2005. Mr. Zalman became a director and Vice President/Secretary of the Company in 1987, President in 2000, President and Chief Executive Officer in 2001 and Chairman of the Board and Chief Executive Officer in 2006. From 1978 to 1986, Mr. Zalman was employed by Commercial State Bank in El Campo, beginning as cashier and rising to become Chief Executive Officer. Mr. Zalman received a Bachelor of Business Administration degree from the University of Texas at Austin in 1978. He is a founding principal of New ICM LP, a manufacturer and distributor of children’s clothing to national and international companies, and currently serves as a partner and director. He has served as a member of the El Campo City Council and as a Trustee of the St. Philip Catholic School Endowment Fund, as well as on various other civic clubs and charitable organizations. Mr. Zalman is the son-in-law of Perry Mueller, Jr., D.D.S.

Executive Officers of the Company

Peter Fisher. Mr. Fisher was appointed General Counsel of the Company in October 2004 and also serves as General Counsel of the Bank. Mr. Fisher has served as Vice Chairman of the Bank since September 2002, when the Company acquired Paradigm Bancorporation, Inc. Mr. Fisher had served as the President and Chief Executive Officer of Paradigm Bancorporation, Inc. from 1999 until its sale in 2002 and was President and Chief Operating Officer from 1997 to 1999. He also had served as President and Chief Executive Officer of Paradigm Bank from 2000 to 2002 and was Vice Chairman of Woodcreek Bank, Paradigm Bank’s predecessor, from 1999 to 2000. Mr. Fisher was a director of both Paradigm Bancorporation, Inc. and Paradigm Bank from 1997 to 2002. From 1996 to 1997, Mr. Fisher was executive vice president of American Bank in Houston. Prior to that, he was president of Charter Bank-Houston. Mr. Fisher is an attorney licensed to practice law in Texas.

David Hollaway. Mr. Hollaway joined the Bank in 1992 as Senior Vice President and Chief Financial Officer and served as Treasurer of the Company from 1993 to 1999. He was appointed Chief Financial Officer of the Company in 1998 and Executive Vice President of the Bank in 2004. From 1990 to 1992, Mr. Hollaway worked for the Resolution Trust Corporation in its Gulf Coast Consolidated Office in Houston. From 1988 to 1990, he worked as the Cost Accounting Manager of San Jacinto Savings Association in Bellaire, Texas. From 1981 to 1988, Mr. Hollaway was Vice President-Auditor of South Main Bank in Houston. Mr. Hollaway is a Certified Public Accountant.

Each executive officer of the Company is elected by the Board and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

Meetings of the Board

The Board held five meetings during 2008 and took certain actions by unanimous written consent. There was no director who attended less than 75% of the aggregate of the (1) total number of meetings of the Board and (2) total number of meetings held by committees on which he or she served.

Committees of the Board

The Company’s Board has four committees, the Audit Committee, Compensation Committee, Corporate Governance Committee and Nominating Committee, each of which is described below.

Audit Committee. The primary purpose of the Audit Committee, which also serves as the audit committee of the Bank, is to provide independent and objective oversight with respect to the Company’s financial statements and reports and other financial information provided to shareholders and others, the Company’s internal controls, the independent registered public accounting firm’s qualifications and independence, the Company’s compliance with legal and regulatory requirements and the Company’s audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board concerning such matters, appoints the independent registered public accounting firm for the Company and the Bank, reviews the scope of work of the independent registered public accounting firm and their reports and reviews the activities and actions of the Bank’s internal auditors. In addition, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly financial results and the quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. The Audit Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The Audit Committee held four meetings during 2008.

The Audit Committee is comprised of S. Reed Morian, Harrison Stafford II (Chairman) and Robert Steelhammer, each of whom the Board has determined to be an independent director of the Company as defined in the listing standards of the NASDAQ Global Select Market and in Section 10A of the Securities Exchange Act of 1934, as amended. The Board has also determined that each of S. Reed Morian, Harrison Stafford II and Robert Steelhammer has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, directors and other executive officers. The Compensation Committee also administers the Company’s incentive compensation and equity-based plans and makes recommendations to the Board as to option and stock grants to the employees and directors of the Company and Bank pursuant to such plans. The Compensation Committee currently consists of Leah Henderson (Chairman), Ned S. Holmes and Harrison Stafford II, each of whom the Board has determined to be an independent director as defined in the NASDAQ Global Select Market listing standards. The Compensation Committee operates pursuant to a written charter, which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The Compensation Committee held two meetings during 2008 to review such compensation and employee benefit matters.

Corporate Governance Committee. The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the function and needs of the Board, including:

•	reviewing and recommending policies applicable to the Board;

•	regularly reviewing issues and developments related to corporate governance and reassessing the corporate governance guidelines and recommending any proposed changes to the Board;

•	administering and overseeing compliance with the Company’s Code of Ethics;

•	reviewing the responsibilities and composition of key Board committees and making recommendations to the Board; and

•	soliciting input from the directors and, on an annual basis, conducting a review of the effectiveness of the operation of the Board and its committees.

The Corporate Governance Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The members of the Corporate Governance Committee include James A. Bouligny, Ned S. Holmes and Robert Steelhammer (Chairman), each of whom the Board has determined to be an independent director as defined in the NASDAQ Global Select Market listing standards. The Corporate Governance Committee held one meeting in 2008.

The Corporate Governance Guidelines are available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com.

Nominating Committee. The Nominating Committee is responsible for making recommendations to the Board regarding the membership of the Board, including:

•	recommending to the Board the slate of director nominees for election at the annual meeting of shareholders;

•	considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders;

•	establishing criteria for selecting new directors; and

•	reviewing the backgrounds and qualifications of possible candidates for director positions.

The Nominating Committee operates pursuant to a written charter, a copy of which is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com. The Nominating Committee consists of James A. Bouligny (Chairman), William H. Fagan, M.D. and Robert Steelhammer, each of whom the Board has determined to be an independent director as defined by the NASDAQ Global Select Market listing standards. The Nominating Committee held four meetings during 2008.

Director Nominations Process

The Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The Nominating Committee also considers director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board and meet the criteria for nominees considered by the committee. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and the Nominating Committee does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.”

Criteria for Director Nominees.

The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board. The Nominating Committee considers the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Nominating Committee deems relevant, including age, size of the Board and regulatory disclosure obligations.

The Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board at the time. The Nominating Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the regulations of the Securities and Exchange Commission.

In addition, prior to nominating an existing director for re-election to the Board, the Nominating Committee considers and reviews an existing director’s Board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Director Nominees.

Pursuant to the Nominating Committee Charter as approved by the Board, the Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board. The process that the Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board is set forth below.

Identification. For purposes of identifying nominees for the Board, the Nominating Committee will rely on personal contacts of the members of the Board as well as their knowledge of members of the Bank’s local communities. The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders.” The Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board by evaluating the candidate under the selection criteria set forth above. In addition, for any new director nominee, the Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Procedures to be Followed by Shareholders.

Any shareholder of the Company may recommend to the Nominating Committee one or more persons as a nominee for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions contained in the Company’s Bylaws. Currently, in order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. To submit a nomination of a director candidate, a shareholder must submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the Company’s main office:

•	The name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record of stock of the Company entitled to vote at the annual meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

If applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and

•

Such other information regarding each nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor regulation thereto (including such person’s notarized written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected).

A nomination of any person not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the shareholders at the meeting.

If the Nominating Committee receives a director nomination from a shareholder or group of shareholders who (individually or in the aggregate) beneficially owned greater than 5% of the Company’s outstanding Common Stock for at least one year as of the date of such recommendation, the Company, as required by applicable securities law, will identify the candidate and shareholder or group of shareholders recommending the candidate and will disclose in its proxy statement whether the Nominating Committee chose to nominate the candidate, as well as certain other information.

Shareholder Communications with Directors; Director Attendance at Annual Meeting

The Board will give appropriate attention to written communications received from shareholders, and will respond if and as appropriate. Shareholders or other interested parties can contact any director or committee of the Board by writing to them in care of Corporate Secretary, Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other concerns will generally be referred to the Corporate Governance Committee.

In addition, the Board encourages directors to attend the annual meeting of shareholders. All of the Company’s directors attended the Company’s 2008 annual meeting of shareholders held on April 15, 2008.

Code of Ethics

The Company’s Board has adopted a Code of Ethics that applies to all directors, officers and associates, including the Company’s Chairman of the Board and Chief Executive Officer and senior financial officers. The Code of Ethics is available electronically in the corporate governance section of the Investor Relations page of the Company’s website at www.prosperitybanktx.com.

Director Independence

During the review by the Company’s Board of director independence, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent directors under the listing standards of the NASDAQ Global Select Market: James A. Bouligny, William H. Fagan, M.D., Leah Henderson, Ned S. Holmes, S. Reed Morian, who is retiring from the Board effective at the meeting, Harrison Stafford II, Robert Steelhammer and Ervan E. Zouzalik.

The non-employee directors of the Company hold executive sessions from time to time at the conclusion of regular meetings of the Board without the Chief Executive Officer or any other member of management present. The independent directors of the Company also hold executive sessions from time to time without the Chief Executive Officer or any other member of management present. The presiding director presides at all of these executive sessions. The role of presiding director is rotated for each executive session among the Chairmen of each of the Board’s four committees. In 2008, the independent directors held two executive sessions and the Company’s non-employee directors held two executive sessions.

DIRECTOR COMPENSATION

For 2008, directors of the Company received a fee of $1,800 through April 15, 2008 and $2,500 after such date for each meeting of the Company’s Board attended and a fee of $500 through April 15, 2008 and $600 after such date for each committee meeting attended, except the Chairman of the Audit Committee and the Chairman of the Corporate Governance Committee, who received $750 through April 15, 2008 and $850 after such date for each committee meeting they chaired. For 2008, directors and advisory directors of the Bank received a fee of $600 through April 15, 2008 and $800 after such date for each meeting of the Bank’s Board of Directors attended and a $400 fee for each committee meeting attended, but only if the committee meeting was held at a different time from the board meeting. Messrs. Rollins, Timanus and Zalman serve as directors of both the Company and the Bank. Messrs. Holmes and Mueller serve as directors of the Company and advisory directors of the Bank.

In addition to the director fees listed above, the Compensation Committee recommended, and the Board approved, an award of 600 shares of restricted stock to each non-employee director of the Company, with the exception of D. Michael Hunter who retired from the Company’s Board effective at the 2008 annual meeting of shareholders. The restricted stock awards were granted on April 15, 2008 pursuant to the Company’s 2004 Stock Incentive Plan. The forfeiture restrictions with respect to the restricted stock awards will lapse on April 1, 2009.

The following table contains information concerning the compensation of the directors of the Company for the fiscal year ended December 31, 2008. The director compensation received by named executive officers who also serve as directors is listed in the Summary Compensation Table included in this Proxy Statement.

Director Compensation for the Fiscal Year Ended December 31, 2008

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)	Total
James A. Bouligny	$13,900		$14,802	$28,702
William H. Fagan, M.D.	13,400		14,802	28,202
Leah Henderson	9,600		14,802	24,402
Ned S. Holmes	13,300	(3)	14,802	28,102
D. Michael Hunter(4)	3,000	(5)	—	3,000
S. Reed Morian	10,900		14,802	25,702
Perry Mueller, Jr., D.D.S.	20,700	(6)	14,802	35,502
Tracy T. Rudolph(7)	8,800		4,310	13,110
Harrison Stafford II	15,400		14,802	30,202
Robert Steelhammer	16,450		14,802	31,252
Ervan E. Zouzalik	15,900	(8)	—	15,900

(1)	For the year ended December 31, 2008, no director received compensation in the form or perquisites or other personal benefits.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123R for restricted stock awarded pursuant to the Company’s 2004 Stock Incentive Plan and thus may include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in its Annual Report on Form 10-K. During the year ended December 31, 2008, each of Messrs. Bouligny, Fagan, Holmes, Morian, Mueller, Rudolph, Stafford and Steelhammer and Ms. Henderson was awarded 600 shares of restricted stock with a full grant value of $15,738.

(3)	Includes $7,200 in fees paid for service as an advisory director of the Bank in 2008.

(4)	Mr. Hunter retired from the Company’s Board effective at the 2008 annual meeting of shareholders.

(5)	Includes $1,200 in fees paid for service as a director of the Bank in 2008.

(6)	Includes $9,600 in fees paid for service as an advisory director of the Bank in 2008.

(7)	Mr. Rudolph retired from the Company’s Board on July 15, 2008 and forfeited all shares of restricted stock granted in 2008. Accordingly, no compensation expense for the 2008 restricted stock grant was required to be recognized.

(8)	Includes $4,800 in fees paid for service as a director of the Bank in 2008. After being appointed to the Company’s Board, Mr. Zouzalik resigned as a director of the Bank.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board is responsible for discharging the responsibilities of the Board relating to the compensation of the Company’s Chairman of the Board and Chief Executive Officer, directors and other executive officers. Ned S. Holmes, Leah Henderson and Harrison Stafford II, each of whom the Board has determined to be an independent director, as defined in the NASDAQ Global Select Market listing standards, serve on the Compensation Committee. This discussion and analysis describes the components of the Company’s compensation program for its named executive officers and describes the basis on which the 2008 compensation determinations were made by the Compensation Committee with respect to the named executive officers of the Company. The Compensation Committee did not hire a compensation consultant in 2008 in connection with its review of executive compensation.

Role of Executives in Establishing Compensation

The Compensation Committee, either as a committee or together with the other independent directors of the Company, makes all decisions with respect to the compensation of the named executive officers. The Chairman of the Board and Chief Executive Officer provides input regarding the performance of the other named executive officers and makes recommendations for compensation amounts payable to the other named executive officers. The Compensation Committee evaluates the Chairman of the Board and Chief Executive Officer’s performance in light of the Company’s goals and objectives relevant to his compensation and either as a committee or together with the other independent directors of the Company determines and approves the Chairman of the Board and Chief Executive Officer’s compensation level. The Chairman of the Board and Chief Executive Officer is not involved with any aspect of determining his own pay.

Compensation Committee Activity

When reviewing named executive officer compensation, the Compensation Committee and the Board review all elements of current and historic compensation for each named executive officer. The Compensation Committee also makes recommendations to the Board as to all stock and option grants to the named executive officers made pursuant to the Company’s stock incentive plans.

Compensation Philosophy

The Company believes that compensation of its named executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by attracting and retaining strong talent and providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions. The Compensation Committee believes that these goals are best supported by

•	rewarding individuals for outstanding contributions to the Company’s success,

•	compensating the Company’s named executive officers competitively with similarly situated executive officers and

•	providing the Company’s named executive officers with equity in the Company to encourage such officers to focus on the long-term growth and prospects of the Company.

The Compensation Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that the compensation provided to the named executive officers remains competitive relative to the compensation paid to similarly situated executive officers.

Peer Groups

The Compensation Committee reviews the compensation of the Chairman of the Board and Chief Executive Officer and the other named executive officers relative to the compensation paid to similarly situated executives at companies that the Company considers to be peer companies. The Compensation Committee believes that the compensation paid to similarly situated executives should be a point of reference for measurement, but not the determinative factor for the Company’s named executive officers’ compensation. Because the comparative compensation information is just one of the analytical tools that are used in setting named executive officer compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, including the difficulty of assessing and comparing wealth accumulation through equity gains and post employment amounts, the Compensation Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee believes that the following peer group of companies is representative of the sector in which the Company operates. The group includes public bank holding companies with $4 billion to $7 billion in total assets as of December 31, 2007. The group was chosen because of the relative size as measured by total assets. The Company’s peer group for 2008 consisted of the following companies:

•	BankAtlantic Bancorp, Inc.;

•	Boston Private Financial Holdings, Inc.;

•	CVB Financial Corp;

•	Cullen/Frost Bankers, Inc.;

•	F.N.B. Corporation;

•	Hancock Holding Company;

•	International Bancshares Corporation;

•	Irwin Financial Corporation;

•	Northwest Bancorp, Inc.;

•	Park National Corporation;

•	Provident Bankshares Corporation;

•	Provident Financial Services, Inc.;

•	Sterling Bancshares, Inc.;

•	SVB Financial Group; and

•	Texas Capital Bancshares, Inc.

The Compensation Committee reviewed the base salary, bonus, value of stock compensation and value of option compensation of similarly situated executive officers at the bank holding companies included in the Company’s peer group and considered the performance of its competitors and general economic and market conditions in setting goals for each named executive officer’s performance.

Amended and Restated Employment Agreements

The Company is a party to employment agreements with each of David Zalman, H.E. Timanus, Jr., James D. Rollins III and David Hollaway. Upon the recommendation of the Compensation Committee, on December 31, 2008, the Company entered into amended and restated employment agreements with each of Messrs. Zalman, Timanus, Rollins and Hollaway. The agreements were amended in part to (1) provide for a lump sum payment of three (3) times such executive officer’s base salary upon a change in control (as defined in the amended and restated employment agreement) whether or not there has been a termination of employment, (2) modify the definition of change in control in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and (3) implement certain other changes required to ensure continuing compliance with Section 409A.

The banking industry has seen a great deal of consolidation over the past several years. Accordingly, the Compensation Committee determined it was appropriate to provide the named executive officers assurance that, were the Company to engage in a business combination with another institution, their job related income would not be at risk. The Compensation Committee believes that providing for a lump sum payment of three (3) times such executive officer’s base salary upon a change in control, whether or not there has been a termination of employment, gives the Company greater assurance that such executive officer will remain encouraged and dedicated to their assigned duties without distraction in the face of the possibility of a change in control. The specific terms of the amended and restated employment agreements, as well as an estimate of the compensation that would have been payable had a change in control occurred as of December 31, 2008, are described under the heading “Potential Payments Upon Termination or Change in Control.”

Setting Executive Compensation

In reviewing the 2008 compensation of each of the named executive officers, the Compensation Committee reviewed all components of their respective compensation, including base salary, annual incentive bonus, long-term equity based incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the Company of all perquisites and other personal benefits and the projected payout obligations that may be owed in certain circumstances under any existing employment agreements. In addition, the Compensation Committee reviewed each named executive officer’s compensation history and comparative performance information.

Components of Executive Compensation

The principal components of the Company’s executive compensation program are:

•	Base salary;

•	Non-equity based incentive compensation;

•	Long-term equity based incentive compensation;

•	401(k) plan; and

•	Perquisites and other personal benefits.

Base Salary

Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salary levels for all named executive officers were reviewed during 2008 and adjustments were approved by the Compensation Committee. Salary adjustments, if any, for the named executive officers generally are effective on May 1st of each year. For all named executive officers, other than the Chairman of the Board and Chief Executive Officer, the Compensation Committee considered the recommendation of the Chairman of Board and Chief Executive Officer, peer group compensation information, tenure of service, scope of the position, including current job responsibilities, the named executive officer’s individual performance and contribution to the Company and such other factors as the Compensation Committee deemed appropriate. The base salary level for the Chairman of the Board and Chief Executive Officer was determined by the Compensation Committee based upon the overall performance of the Company, peer group compensation information, current job responsibilities, an evaluation of his individual performance and such other factors as the Compensation Committee deemed appropriate. On the basis of the Compensation Committee’s review, the named executive officers’ collective base salaries as of December 31, 2008 reflect an average 5.29% increase over their collective base salaries as of December 31, 2007.

The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the peer group identified above. In setting the goals and measuring a named executive officer’s performance against those goals, the Company considers the performance of its competitors and general economic and market conditions. None of the factors included in the Company’s strategic and business goals are assigned a specific weight. Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Non-Equity Based Incentive Compensation

The Company’s annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the named executive officers for the attainment of profitable growth and stable financial and operating conditions. The annual incentive bonus program is primarily based on the financial performance of the Company. The annual bonus awarded to the Company’s Chairman of the Board and Chief Executive Officer and the Vice Chairman may be an amount up to 100% of their current base salaries. The annual bonus awarded to the Company’s Chief Financial Officer, President and Chief Operating Officer and General Counsel may be an amount up to 75%, 75% and 50% of their current base salaries, respectively.

In determining the amount of the annual incentive bonus, a target performance goal is established with respect to eight performance indicators, including total return, increase in earnings per share, increase in deposits, increase in assets, increase in loans, return on average equity, the efficiency ratio and increase in dividends. Additionally, the Compensation Committee has sole discretion to award a portion of the bonus based on subjective factors. A specific percentage weight of the total eligible bonus is allocated to each of these performance indicators. Management and the Board believe that the specific target goal associated with the eight performance indicators and the specific metrics for the Company’s operating objectives are confidential. Such information is sensitive, individualized and based upon either business unit performance and/or strategic objectives that could be misinterpreted as guidance and could cause competitive harm in carrying out the Company’s strategy. The Company also believes that the specific target goal associated with each performance indicator and the specific metrics are not material to understanding the operation of the annual incentive bonus program.

In 2008, 20% of the total eligible bonus was allocated to each of total return and increase in earnings per share, 15% was allocated to each of return on average equity and the discretionary portion, 10% was allocated to efficiency ratio and 5% was allocated to each of the remaining performance indicators. If the Company’s performance reaches or exceeds the target goal with respect to a particular performance indicator, the named executive officers will automatically receive an amount of the maximum bonus equal to the specific percentage weight attributable to the particular performance target reached or exceeded. In the event the Company’s performance is less than the target goal with respect to a particular performance indicator, no incentive compensation is payable for that particular indicator. For 2008, the aggregate annual incentive bonus earned by the named executive officers averaged 36.20% of their aggregate base salaries.

Although 50% of the total annual incentive bonus awarded to the named executive officers for 2007 was paid in the form of restricted stock rather than cash, the Company historically has paid 100% of the total annual incentive bonus awarded to the named executive officers in cash. The annual incentive bonus program is designed to help achieve the objectives of the compensation program by rewarding the named executive officers for the attainment of profitable growth and stable financial and operating conditions. The annual incentive bonus program is primarily based on the historical financial performance of the Company. In 2008, the Compensation Committee determined that a cash award rather than a restricted stock grant, which rewards the named executive officers for the future financial performance of the Company, was more appropriate and consistent with the objectives of the Company’s annual incentive bonus program.

Equity Based Incentive Compensation

The Company maintains an equity based incentive compensation program for its executive officers, including the named executive officers, and other key employees, in order to attract and retain key employees and enable those persons to participate in the long-term success of the Company. Historically, stock options have been the Company’s primary form of long-term incentive compensation; however, recently the Company has utilized restricted stock awards. As of February 28, 2009, there were 899,410 options outstanding under the Company’s stock incentive plans, 320,433 of which are held by named executive officers of the Company. During 2008, no stock options were granted to the named executive officers of the Company.

401(k) Plan

The Company does not provide retirement benefits to its named executive officers, other than through its contributory profit sharing plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees. Under the 401(k) Plan, the Company may make matching contributions in its discretion. Currently, the Company matches 50% of an employee’s contributions to the 401(k) Plan, including contributions by the named executive officers, up to 15% of compensation, not to exceed the annual IRS contribution limit, excluding catch-up contributions.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits represent a small part of the Company’s executive compensation program. The named executive officers are eligible to participate in the Company’s employee benefits plans, which are generally available to all Company employees. The Compensation Committee reviews the perquisites and other personal benefits provided to the named executive officers annually, and offers such benefits after consideration of the business need. The primary perquisites provided by the Company include a car or car allowance, club memberships and payment of certain life and long-term disability insurance premiums.

Tax and Accounting Implications

Stock-Based Compensation. The Company accounts for stock-based compensation, including options granted pursuant 1998 Stock Incentive Plan and options and restricted stock awards granted pursuant to its 2004 Stock Incentive Plan, in accordance with the requirements of SFAS No. 123R, which the Company adopted effective January 1, 2003.

Deductibility of Executive Compensation. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Nonqualified Deferred Compensation. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the recipient is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the “named executive officers”) for the last three fiscal years ended December 31, 2008:

Summary Compensation Table for the Last Three Fiscal Years Ended December 31, 2008

Name and Principal Position	Year	Salary		Option Awards(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
David Zalman Chairman of the Board and Chief Executive Officer	2008	$606,107	(5)	$52,483	$69,523	$257,418	$26,604		$1,012,135
	2007	548,333	(5)	74,652	—	92,703	27,310		742,998
	2006	514,600	(5)	74,652	—	323,550	26,539		939,341

David Hollaway Chief Financial Officer	2008	277,083		37,488	25,594	90,096	3,800		434,061
	2007	263,333		53,323	—	34,132	13,010		363,789
	2006	244,165		53,232	—	121,331	9,397		428,125

James D. Rollins III President and Chief Operating Officer	2008	430,725	(6)	37,488	37,929	133,536	16,532		656,210
	2007	415,000	(6)	53,323	—	50,565	16,299		535,187
	2006	340,400	(6)	53,232	—	194,130	12,855		600,617

H. E. Timanus, Jr. Vice Chairman of the Board	2008	352,623	(7)	37,488	41,017	143,725	18,779		593,632
	2007	336,300	(7)	53,323	—	54,686	20,290		464,599
	2006	329,600	(7)	53,323	—	203,837	18,597		605,357

Peter Fisher General Counsel	2008	242,208	(8)	14,995	14,341	50,411	7,546		329,501
	2007	228,400	(8)	21,329	—	19,114	111,220	(9)	380,063
	2006	217,400	(8)	21,329	—	67,946	15,100		321,775

(1)	No stock options were granted to the named executive officers during 2008, 2007 and 2006. The amounts in this column represent the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with Financial Accounting Standards Board Statement No. 123R for stock options granted pursuant to the Company’s stock incentive plans and includes amounts from options granted prior to 2008, 2007 and 2006. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in its Annual Report on Form 10-K.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Financial Accounting Standards Board Statement No. 123R for restricted stock awarded pursuant to the Company’s 2004 Stock Incentive Plan and consists of amounts from awards granted in 2008 with respect to the equity portion of the annual incentive bonus earned in 2007, which is discussed in more detail under the “Non-Equity Based Incentive Compensation” section above. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2008 included in its Annual Report on Form 10-K.

(3)	Other than for 2007, the amounts reported in this column reflect the annual incentive bonus earned in the applicable year by the named executive officers under the Company’s annual incentive bonus program. The 2008 amounts were paid in March 2009. The 2007 amounts in this column represent 50% of the total annual incentive bonus awarded to the named executive officer for 2007. An equal dollar amount was paid to such officer in the form of restricted stock rather than cash.

(4)	The amounts in this column represent the aggregate incremental cost to the Company of all perquisites and personal benefits provided to the named executive officers as follows:

(a)	For Mr. Zalman, the 2008 amount includes club membership dues of $1,239, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $8,001 and premiums paid on life insurance and long-term disability insurance policies of $9,614. The 2007 amount includes club membership dues of $1,243, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $9,093 and premiums paid on life insurance and long-term disability insurance policies of $9,224. The 2006 amount includes club membership dues of $1,217, Company matching contributions under the 401(k) Plan of $7,500, personal use of an automobile of $10,492 and premiums paid on two life insurance policies of $7,330.

(b)	For Mr. Hollaway, the 2008 amount includes club membership dues of $1,239, personal use of an automobile of $1,559 and premiums paid on long-term disability insurance policies of $1,002. The 2007 amount includes club membership dues of $1,243, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $3,050 and premiums paid on long-term disability insurance policies of $967. The 2006 amount includes club membership dues of $1,217, Company matching contributions under the 401(k) Plan of $7,500 and personal use of an automobile of $680.

(c)	For Mr. Rollins, the 2008 amount includes club membership dues of $4,611, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $3,097 and premiums paid on long-term disability insurance policies of $1,074. The 2007 amount includes club membership dues of $4,611, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $2,864 and premiums paid on long-term disability insurance policies of $1,074. The 2006 amount includes club membership dues of $2,944, Company matching contributions under the 401(k) Plan of $7,500 and personal use of an automobile of $2,411.

(d)	For Mr. Timanus, the 2008 amount includes club membership dues of $7,015, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $2,557 and premiums paid on long-term disability insurancE policies of $1,457. The 2007 amount includes club membership dues of $8,703, Company matching contributions under the 401(k) Plan of $7,750, personal use of an automobile of $1,409 and premiums paid on long-term disability insurance policies of $2,428. The 2006 amount includes club membership dues of $8,439, Company matching contributions under the 401(k) Plan of $7,500, personal use of an automobile of $1,088 and premiums paid on long-term disability insurance policies of $1,570.

(e)	For Mr. Fisher, the 2008 amount includes Company matching contributions under the 401(k) Plan of $5,500, personal use of an automobile of $1,382 and premiums paid on long-term disability insurance policies of $664. The 2007 amount includes Company matching contributions under the 401(k) Plan of $5,958, personal use of an automobile of $4,613 and premiums paid on long-term disability insurance policies of $647. The 2006 amount includes Company matching contributions under the 401(k) Plan of $5,500 and an automobile allowance of $9,600.

(5)	Includes $9,600, $7,800 and $7,400 in fees paid for service as a director of the Bank and $11,100, $7,200 and $7,200 in fees paid for service as a director of the Company in 2008, 2007 and 2006, respectively.

(6)	Includes $9,000, $7,800 and $6,800 in fees paid for service as a director of the Bank and $11,100, $7,200 and $3,600 in fees paid for service as a director of the Company in 2008, 2007 and 2006, respectively.

(7)	Includes $9,600, $7,800 and $7,400 in fees paid for service as a director of the Bank and $11,100, $7,200 and $7,200 in fees paid for service as a director of the Company in 2008, 2007 and 2006, respectively.

(8)	Includes $9,600, $7,200 and $7,400 in fees paid for service as a director of the Bank in 2008, 2007 and 2006, respectively.

(9)	Includes $100,000 non-competition payment paid in January 2007 pursuant to the terms of the Employment and Non-Competition Agreement dated September 1, 2002 by and between the Bank and Mr. Fisher, as amended.

Grant of Plan Based Awards

The following table contains information concerning each award made to each named executive officer under any plan during the fiscal year ended December 31, 2008:

Grant of Plan-Based Awards for the Fiscal Year Ended December 31, 2008

Name	Estimated possible payouts under non-equity incentive plan awards
	Target(2)	Maximum(1)
David Zalman	$257,418	$600,000
David Hollaway	90,096	210,000
James D. Rollins III	133,536	311,250
H.E. Timanus, Jr.	143,725	335,000
Peter Fisher	50,411	117,500

(1)	Represents the possible incentive bonus the named executive officers were eligible to receive pursuant the Company’s annual incentive bonus program based upon certain performance targets of the Company. The plan is discussed in greater detail in the “Non-Equity Based Incentive Compensation” section above. The dollar amount of the award has been determined and is listed in the target column.

(2)	The amount listed in the target column represents the amount of the annual incentive bonus earned by the named executive officers in 2008. This amount is also shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table listed above and was paid in March 2009. There were no thresholds included under the Company’s annual incentive bonus program.

Outstanding Equity and Stock Awards

The following table contains information concerning the unexercised options and other equity incentive plan awards for each named executive officer as of December 31, 2008:

Outstanding Equity and Stock Awards as of December 31, 2008

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)
	Exercisable	Unexercisable
David Zalman	30,000	—	$16.895	4/17/2012	3,534	$104,571
	14,000	56,000	27.02	10/19/2014

David Hollaway	10,000	40,000	27.02	10/19/2014	1,301	38,497

James D. Rollins III	20,000	—	16.895	4/17/2012	1,928	57,050
	10,000	40,000	27.02	10/19/2014

H.E. Timanus, Jr	10,000	40,000	27.02	10/19/2014	2,085	61,695

Peter Fisher	433	—	11.50	12/31/2010	729	21,571
	30,000	—	19.01	9/03/2012
	4,000	16,000	27.02	10/19/2014

(1)	Based on the closing price of $29.59 per share of the Company’s Common Stock on the NASDAQ Global Select Market on December 31, 2008.

Option Exercises

The following table contains information concerning each exercise of stock options during the fiscal year ended December 31, 2008 for each named executive officer:

Option Exercises for the Fiscal Year Ended December 31, 2008

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)
David Zalman	—	—
David Hollaway	—	—
James D. Rollins III	4,000	$94,700
H.E. Timanus, Jr.	7,500	105,188
Peter Fisher	—	—

(1)	Represents the difference between the exercise price and the value per share of the Company’s Common Stock based on the closing price on the NASDAQ Global Select Market on the date of exercise.

Potential Payments Upon Termination or Change in Control

The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing its best interests and those of its shareholders. In this regard, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among the named executive officers, may result in the departure or distraction of the named executive officers to the Company’s detriment and that of its shareholders. Accordingly, the Company’s Board has taken appropriate steps to reinforce and encourage the continued attention and dedication of the Company’s named executive officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. Accordingly, the Company entered into employment agreements with each of David Zalman, H.E. Timanus, Jr., James D. Rollins III and David Hollaway.

Upon the recommendation of the Compensation Committee, on December 31, 2008, the Company entered into amended and restated employment agreements with each of Messrs. Zalman, Timanus, Rollins and Hollaway. The agreements were amended in part to (1) provide for a lump sum payment of three (3) times such executive officer’s base salary upon a change in control (as defined in the amended and restated employment agreement) whether or not there has been a termination of employment, (2) modify the definition of change in control in accordance with Section 409A and (3) implement certain other changes required to ensure continuing compliance with Section 409A.

Payment upon Change in Control

The table below reflects the amount of compensation payable to each of the Company’s named executive officers in the event of a change in control. Upon a change in control, all outstanding stock options and restricted stock granted to each of the named executive officers pursuant to the Company’s stock incentive plans will become vested and immediately exercisable. The amounts shown below assume that the change in control occurred on December 31, 2008, and assumes a price per share of the Common Stock equal to $29.59 based on a closing price of the Common Stock on the NASDAQ Global Select Market on December 31, 2008. These amounts are estimates of the amounts which would have been paid out to the named executive officer upon a change in control as of that date under the specified circumstances. The actual amounts to be paid out can only be determined at the time of such change in control.

Name	Salary(1)	Acceleration and Continuation of Equity Awards(2)	Total Termination Benefits
David Zalman(3)	$1,800,000	$665,321	$2,465,321
David Holloway(3)	840,000	166,997	1,006,997
James D. Rollins III(3)	1,245,000	439,450	1,684,450
H.E. Timanus, Jr.(3)	1,005,000	190,195	1,195,195
Peter Fisher	—	398,204	398,204

(1)	In connection with payments to be made pursuant to the amended and restated employment agreements this column reflects an amount equal to three times such executive’s annual base salary as of December 31, 2008.

(2)	Reflects the value of any unexercised options and options that would be accelerated upon a change in control equal to the spread between the exercise price and $29.59 per share based on the closing price of the Company’s Common Stock on the NASDAQ Global Select Market on December 31, 2008.

(3)	The payments to be made under the employment agreements are subject to a limitation that the total amount of all payments to the named executive officer that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to such executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the employment agreements.

Change in Control Provisions in Employment Agreements

Each amended and restated employment agreement is for a term of three years and is automatically extended for an additional year each year thereafter (except for Mr. Rollins’ and Mr. Hollaway’s amended and restated employment agreements, which provide for an automatic extension for a period of three years), unless terminated in accordance with its terms; provided that the amended and restated employment agreement shall not extend beyond the year in which Messrs. Zalman, Hollaway, Rollins or Timanus, as the case may be, turns 67 years of age. Each amended and restated employment agreement provides that upon a change in control (as defined in the amended and restated employment agreements) regardless of whether there has been a termination of employment Messrs. Zalman, Hollaway, Rollins or Timanus, as the case may be, will be entitled to receive from the Company a lump sum cash payment equal to three (3) times such executive’s base salary then in effect. The change in control payments to be made under the amended and restated employment agreements are subject to a limitation that the total amount of all payments to the executive that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code) shall be reduced so that no portion of such payments to the executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, other than in the circumstances specified in the amended and restated employment agreements. The amended and restated employment agreements do not contain post-employment non-compete restrictions. Each of Messrs. Zalman, Hollaway, Rollins and Timanus has the power to terminate his employment with the Company on 30 days prior written notice.

Change in Control Provisions in Equity Plans and Agreements

The named executive officers hold stock options under the Company’s 1998 Stock Incentive Plan, the Company’s 2004 Stock Incentive Plan and the Paradigm Bancorporation, Inc. 1999 Stock Incentive Plan (the “Assumed Plan”), which was assumed by the Company on September 1, 2002 when the Company completed its merger with Paradigm Bancorporation, Inc. There have been no performance awards, phantom stock or stock appreciation rights granted under any Incentive Plan, as defined below. Further, restricted stock awards have only been granted pursuant to the 2004 Stock Incentive Plan.

Under the Company’s 2004 Stock Incentive Plan, 1998 Stock Incentive Plan and the Assumed Plan (collectively, the “Incentive Plans”) in the event of a change in control (as defined in each respective Incentive Plan), all options and restricted stock awards will immediately become vested and exercisable or satisfiable, as applicable. The Compensation Committee, in its discretion, may make certain determinations with regard to the specific terms of each outstanding restricted stock award and option upon the occurrence of a change in control. Under the Incentive Plans, if a change in control occurs, the Compensation Committee may determine that a restricted stock award, SAR, performance award or phantom stock award will terminate within a specified number of days, and the holders of such awards will receive an amount of cash per share subject to such award equal to the excess, if any, of the per share price offered to shareholders in such change in control or the fair market value per share of the shares into which the awards are exercisable, as determined by the Compensation Committee (the “change in control value”) over the exercise price.

With respect to options granted pursuant to the Incentive Plans, in the event of a change in control, the Compensation Committee may direct that one of the following occurs: (1) determine a date after which all unexercised options shall terminate, (2) cancel the options of selected awardees in exchange for an amount of cash per share equal to the excess, if any, of the change of control value of the shares subject to the options over the exercise price for such shares, (3) adjust the outstanding options as the Compensation Committee deems necessary or (4) convert all outstanding options into options to acquire shares of the successor entity with the same terms as the options immediately prior to the merger or consolidation.

Termination Provisions in Employment Agreements

Without Cause or for Good Reason. In the event Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company without cause (as defined in the amended and restated employment agreements) or terminates his employment for good reason (as defined in the amended and restated employment agreements), such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any compensation previously deferred and not yet paid by the Company, (4) any accrued but unpaid vacation pay, (5) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then existing or applicable plans, programs, arrangements, and policies of the Company and (6) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

Without Cause. In the event Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by the Company without cause, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any unpaid bonus through the date of termination, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

With Cause or without Good Reason. If Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company for cause or if Mr. Zalman or Mr. Timanus, as the case may be, terminates his employment without good reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate amount of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any compensation previously deferred by such executive officer and not yet paid by the Company, (3) any accrued but unpaid vacation pay and (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then existing or applicable plans, programs, arrangements, and policies of the Company.

With Cause. If Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by the Company for cause or if Mr. Rollins or Mr. Hollaway, as the case may be, terminates his employment for any reason, such executive officer will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then existing or applicable plans, programs, arrangements, and policies of the Company.

Upon Death or Disability. In the event Mr. Zalman or Mr. Timanus, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of death or disability, (2) any compensation previously deferred and not yet paid by the Company, (3) any accrued but unpaid vacation pay, (4) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then existing or applicable plans, programs, arrangements, and policies of the Company and (5) an amount equal to three (3) times such executive officer’s base salary then in effect, but only if such executive officer has not received a payment for a change in control.

In the event Mr. Rollins or Mr. Hollaway, as the case may be, is terminated by the Company by reason of death or disability, such executive officer (or his legal representative) will be entitled to receive from the Company a lump sum cash payment equal to the aggregate of (1) any unpaid portion of such executive officer’s base salary then in effect through the date of death or disability, (2) any accrued but unpaid vacation pay and (3) all other amounts or benefits owning or accrued to, vested in, or earned by such executive officer through the date of termination under then existing or applicable plans, programs, arrangements, and policies of the Company.

Termination Provisions in Incentive Plans and Agreements

For all options granted under the Incentive Plans, the individual award agreements between the Company and the optionee provide that if an optionee ceases to be a director, officer or employee of the Company for any reason other than termination for cause or as a result of death or disability, he may, at any time within three months after his date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option only to the extent it was vested and he was entitled to exercise the option on the date of termination. Any options which are not so exercised will terminate and be forfeited. If an optionee dies or ceases to be a director, officer or employee of the Company due to his disability, all unvested options of such optionee will immediately become vested and exercisable and he, or the person or persons to whom the option is transferred by will or by the laws of descent and distribution, may, at any time within 12 months after the death or date of termination, or such longer period as may be determined by the Compensation Committee, exercise any option with respect to all shares subject thereto. Any options which are not so exercised will terminate and be forfeited. If an optionee is terminated for cause (as defined in the respective plan), any outstanding options will expire upon termination of employment. Any options which are not exercised by an optionee upon termination of service as director or employee that are not exercised within the periods described above (three months for termination other than for cause or as a result of death or disability and one year due to death or disability) will terminate and be forfeited.

Compensation Committee Interlocks and Insider Participation

During 2008, no executive officer of the Company served as (1) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Company’s Compensation Committee or (3) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2008, (b) was formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship that required disclosure under “Certain Relationships and Related Transactions.”

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Compensation Committee shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Leah Henderson
Ned S. Holmes
Harrison Stafford II

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing.

In accordance with its written charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Board has determined that each Audit Committee member is independent in accordance with the listing standards of the NASDAQ Global Select and in Section 10A of the Securities Exchange Act of 1934, as amended, and that each of S. Reed Morian, Harrison Stafford II and Robert Steelhammer has the requisite attributes of an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the financial statements, and with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, which is responsible for expressing an opinion on whether such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee met regularly with Deloitte & Touche LLP and the Company’s internal audit staff, with and without management present, to discuss the results of their audits, management’s assessment of the Company’s internal control over financial reporting, Deloitte & Touche LLP’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed Management’s Report on Internal Control Over Financial Reporting contained the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the same Annual Report on Form 10-K related to its audits of (i) the Company’s consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with internal audit and management any significant matters as a result of the internal audit work.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. The Audit Committee has concluded that Deloitte & Touche LLP did not provide any prohibited non-audit services to the Company and its affiliate, which is compatible with maintaining Deloitte & Touche LLP’s independence.

Based on the above-mentioned review and discussions with management and Deloitte & Touche LLP, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of Deloitte & Touche LLP and the Board concurred in such recommendation.

The Audit Committee

Harrison Stafford II
S. Reed Morian
Robert Steelhammer

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2008 and 2007 by Deloitte & Touche LLP:

	2008	2007
Audit fees(1)	$588,935	$559,600
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)	Includes fees billed for professional services rendered in connection with the audit and quarterly reviews of the Company’s consolidated financial statements, assistance with securities filings other than periodic reports and the audit of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by the Company’s independent registered public accounting firm. Pre-approval of such services is required unless a “de minimus” exception is met. To qualify for the “de minimus” exception, the aggregate amount of all such services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporate Governance Committee reviews all related party transactions for potential conflicts of interest. Any related party transaction must be reported to the General Counsel and may be consummated or may continue only (1) if the Corporate Governance Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party or (2) if the transaction has been approved by the disinterested members of the Board. The Corporate Governance Committee may approve or ratify the related party transaction only if the Committee determines that, under all of the circumstances, the transaction is in the best interests of the Company.

Many of the directors and executive officers of the Company and the Bank and each person who is known by the Company to own beneficially 5% or more of the Common Stock, and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2008, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and 5% or more shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers of the Company and the Bank and 5% or more shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to directors and executive officers of the Company and the Bank and 5% or more shareholders of the Company satisfy the foregoing standards. As of December 31, 2008, all of such loans aggregated $15.1 million which was approximately 3.5% of the Company’s Tier 1 capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and 5% or more shareholders of the Company and their associates in the future.

During 2008, the Bank leased 3,552 square feet for its Waugh Drive Banking Center in Houston, Texas from Parkway Investment Partners, L.P., which sold to 55 Waugh L.P. in January 2007. Ned S. Holmes, a director of the Company, was the Chairman and President of Parkway Investments/Texas, Inc., the sole general partner of Parkway Investment Partners, L.P. Mr. Holmes had no ownership interest in Parkway Investment Partners, L.P. or Parkway Investments/Texas, Inc. Ned S. Holmes is the Chairman of Ned S. Holmes Investments, Inc., which managed the building in which the Waugh Drive Banking Center is located. In 2008, Mr. Holmes acquired an ownership interest in 55 Waugh L.P. The lease is for a term of ten years and expires in February 2011, not including any optional renewal periods. The monthly rental payments for 2008 were approximately $85,568, subject to annual increases, and include the Bank’s pro rata share of maintenance and operating expenses.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of February 28, 2009, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (3) all directors and named executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned(1)
Principal Shareholders
Barclays Global Investors, NA	2,669,276	(2)	5.78%
Dimensional Fund Advisors LP	2,609,005	(3)	5.65

Directors and Named Executive Officers
James A. Bouligny	318,112		*
William H. Fagan, M.D.	910,122	(4)	1.97
Peter Fisher	48,416	(5)	*
Leah Henderson	16,792	(6)	*
David Hollaway	102,201	(7)	*
Ned S. Holmes	721,217	(8)	1.56
S. Reed Morian	166,975		*
Perry Mueller, Jr., D.D.S.	342,127	(9)	*
James D. Rollins III	137,413	(10)	*
Harrison Stafford II	298,736	(11)	*
Robert Steelhammer	254,920	(12)	*
H. E. Timanus, Jr.	304,547	(13)	*
David Zalman	673,372	(14)	1.46
Ervan E. Zouzalik	110,040		*
Directors, Director Nominees and named Executive Officers as a Group (14 persons)	4,404,990	(15)	9.53%

*	Indicates ownership which does not exceed 1.0%.

(1)	The percentage beneficially owned was calculated based on 46,091,297 shares of Common Stock issued and outstanding as of February 28, 2009. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)

The address for the shareholder is 400 Howard Street, San Francisco, CA 94105. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with Commission on February 6, 2009 by Barclays Global Investors, NA. (“Barclays”) and includes shares held by each of Barclays Global Fund Advisors and Barclays Global Investors, Ltd. Barclays Global Fund Advisors and Barclays Global Investors, Ltd are investment advisors for mutual funds and/or other clients; the securities reported by these subsidiaries are beneficially owned by such mutual funds and other clients. Barclays holds the securities in a fiduciary capacity for its customers.

(3)	The address for the shareholder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. The information regarding beneficial ownership is included in reliance on a Schedule 13G filed with the Commission on February 9, 2009 by Dimensional Fund Advisors LP (“Dimensional”), an investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to as the “Funds.” Dimensional possesses investment and/or voting power over the shares held by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.

(4)	Includes 81,957 shares held of record by Dr. Fagan’s spouse and 7,951 shares held by limited partnership which Mr. Fagan is associated with.

(5)	Includes 6,807 shares held of record by Prosperity’s 401(k) Plan as custodian for Mr. Fisher, 2,972 shares held of record by an IRA account and 34,433 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(6)	Includes 10,228 shares held of record in the Leah Boomer Huffmeister Henderson Trust, over which Ms. Henderson has voting power, and 5,464 shares held by the Kellie Huffmeister Trust, of which Ms. Henderson is the trustee.

(7)	Includes 1,877 shares held of record by Prosperity’s 401(k) Plan as custodian for Mr. Hollaway’s spouse, 273 shares of stock held of record by Mr. Hollaway’s spouse, 3,750 shares which may be acquired within 60 days pursuant to the exercise of stock options by Mr. Hollaway’s spouse and 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options by Mr. Hollaway.

(8)	Includes 170,070 shares held of record by HF Properties, Ltd. of which Mr. Holmes is managing partner, 187,262 shares held of record by the Ned S. Holmes Profit Sharing Plan, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 2,480 shares held by an exempt trust, of which Mr. Holmes is the trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee, 27,500 shares held of record by a trust for the benefit of Mr. Holmes’ daughter, of which Mr. Holmes is trustee and 8,820 shares held of record by the Downie 1998 Children’s Trust, of which Mr. Holmes is trustee.

(9)	Includes 269,413 shares held of record by an IRA account, 58,579 shares held of record in a special trust, of which Dr. Mueller is the trustee, and 3,115 shares held of record by Dr. Mueller’s wife. Dr. Mueller expressly disclaims beneficial ownership of the 3,115 shares held of record by his spouse.

(10)	Includes 26,922 shares held of record by Prosperity’s 401(k) Plan as custodian for Mr. Rollins, 30,000 shares held of record by an IRA account, 4,000 shares held of record by his spouse’s IRA account and 30,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(11)	Includes 180,400 shares held of record by the Harrison Stafford Investment Partnership, of which Mr. Stafford is general partner and 3,200 shares held of record by Mr. Stafford’s wife.

(12)	Includes 820 shares held of record by the Steelhammer & Miller, P.C. 401(k) plan for the benefit of Mr. Steelhammer.

(13)	Includes 246,760 shares held of record by Dooley Investments, Ltd. of which Mr. Timanus and his wife are the general partners and 10,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(14)	Includes 14,570 shares held of record by Mr. Zalman as custodian for his minor children and 44,000 shares which may be acquired within 60 days pursuant to the exercise of stock options.

(15)	Includes 128,433 shares which may be acquired within 60 days pursuant to the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16 forms they file.

Based solely on the Company’s review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2008, all Section 16(a) reporting requirements applicable to the its officers, directors and greater than 10% shareholders were complied with, except David Hollaway did not timely file a Form 4 to report his indirect ownership related to restricted shares granted to his spouse and did not timely file a Form 4 to report a change in his indirect ownership following the sale of shares by his spouse. All such transactions have been reported to the SEC.

Item 2.

PROPOSAL TO RATIFY APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the recommendation of the Audit Committee, the Board has appointed Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm continuously for over ten years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year is not required by the Company’s Bylaws, state law or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the Company’s shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection of Deloitte & Touche LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the 2009 fiscal year if it determines that such a change would be in the best interests of the Company and its shareholders.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2010 ANNUAL MEETING

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2010 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the

Company’s principal executive offices no later than November 18, 2009. Shareholder proposals should be submitted to the Secretary of the Company at Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

In addition, the Company’s Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s offices not less than 120 days in advance of the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. Such notice to the Company must also provide certain information set forth in the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained upon written request to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission, to any shareholder upon written request to James D. Rollins III, President, Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027.

OTHER MATTERS

The Board does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

David Zalman

Chairman of the Board

C123456789

		000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION of three (3) Class II directors and one (1) Class III director to serve on the Board of Directors of the Company until the Company’s 2012 and 2010 annual meeting of shareholders, respectively, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.											+
		For	Withhold				For	Withhold		For	Withhold

	01 - James A. Bouligny (Class II Director)	☐	☐	02 - Robert Steelhammer (Class II Director)			☐	☐	03 - H.E. Timanus, Jr (Class II Director)	☐	☐

	04 - Ervan E. Zouzalik (Class III Director)	☐	☐

				For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009.			☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¡	C 1234567890 J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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1 U P X 0 2 1 1 2 0 1

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Prosperity Bancshares, Inc.

2009 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2009

This Proxy is Solicited on Behalf of the Board of Directors.

The 2009 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 21, 2009, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2009 Annual Meeting of Shareholders and Proxy Statement dated March 20, 2009 accompanying this proxy.

The undersigned shareholder hereby appoints David Zalman and James D. Rollins III, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2009 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein and (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the proposals on the reverse side, unless otherwise indicated.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	ELECTION of three (3) Class II directors and one (1) Class III director to serve on the Board of Directors of the Company until the Company’s 2012 and 2010 annual meeting of shareholders, respectively, and each until their successors are duly elected and qualified, or until their earlier resignation or removal.											+
		For	Withhold				For	Withhold		For	Withhold

	01 - James A. Bouligny (Class II Director)	☐	☐	02 - Robert Steelhammer (Class II Director)			☐	☐	03 - H.E. Timanus, Jr (Class II Director)	☐	☐

	04 - Ervan E. Zouzalik (Class III Director)	☐	☐

				For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¡

+
1 U P X

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Prosperity Bancshares, Inc.

2009 Annual Meeting of Shareholders to be held on Tuesday, April 21, 2009

This Proxy is Solicited on Behalf of the Board of Directors.

The 2009 Annual Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, April 21, 2009, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2009 Annual Meeting of Shareholders and Proxy Statement dated March 20, 2009 accompanying this proxy.

The undersigned shareholder hereby appoints David Zalman and James D. Rollins III, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2009 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein and (2) FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2009.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the proposals on the reverse side, unless otherwise indicated.

(Items to be voted appear on reverse side.)